Granite Point Mortgage Trust Inc. Reports First Quarter 2018 Financial Results
and Post-Quarter End Business Update

NEW YORK, May 9, 2018 – Granite Point Mortgage Trust Inc. (NYSE: GPMT), a commercial real estate investment trust (REIT) focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments, today announced its financial results for the quarter ended March 31, 2018 and provided an update on its activities subsequent to quarter-end. A presentation containing first quarter 2018 highlights and a business update can be viewed at www.gpmortgagetrust.com.

First Quarter 2018 Summary

•	GAAP net income of $14.6 million or $0.34 per basic share; Core Earnings(1) of $15.2 million or $0.35 per basic share (including $0.9 million or $0.02 per basic share of prepayment fee income).

•	Taxable income of $19.6 million or $0.45 per basic share; dividend of $0.38 per common share; and book value of $19.05 per common share.

•	Closed senior floating rate commercial real estate loans with total commitments of $133.4 million having a weighted average stabilized LTV of 62%(2) and a weighted average yield of LIBOR + 5.22%.(3)

•	Funded $156.2 million of principal balance on loans during the quarter, including $31.9 million on existing loan commitments and $19.7 million to upsize 2 existing loans.

•	Received prepayments and principal amortization of $101.2 million.

•	Owned a portfolio with a principal balance of $2.4 billion, which was over 97% floating rate and over 95% senior commercial mortgage loans with a weighted average stabilized LTV of 64%.

Activity Post Quarter-End

•
Generated a pipeline of senior floating rate commercial real estate loans, including upsizings, with total commitments of over $420 million, and initial funding loan amounts of over $370 million, which have either closed or are in the closing process, subject to fallout.

•	On May 9, 2018 closed an $826 million commercial real estate CLO with an advance rate of 80% and a weighted average interest rate at issuance of LIBOR plus 1.27%(4).

•	On April 13, 2018 closed a $75 million two-year revolving bridge financing facility.

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. Please see page 6 for a reconciliation of GAAP to non-GAAP financial information.

(2)
Stabilized LTV is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

(3)	Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.

(4)	Excludes deferred debt issuance costs.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on May 10, 2018 at 10:00 a.m. EST to discuss first quarter 2018 financial results and related information. To participate in the teleconference, approximately 10 minutes prior to the above start time please call toll-free (866) 807-9684, (or (412) 317-5415 for international callers), and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmortgagetrust.com, in the Investors section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning May 10, 2018 at 12:00 p.m. EST through May 17, 2018 at 12:00 a.m. EST. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 10118879. The call will also be archived on the company’s website in the Investors section under the Events and Presentations link.

Granite Point Mortgage Trust
Granite Point Mortgage Trust Inc., a Maryland corporation, is a real estate investment trust that is focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, New York, and is externally managed by Pine River Capital Management L.P.  Additional information is available at www.gpmortgagetrust.com.

Forward-Looking Statements
This presentation contains, in addition to historical information, certain forward-looking statements that are based on our current assumptions, expectations and projections about future performance and events. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements are not historical in nature and can be identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates,” “targets,” “goals,” “future,” “likely” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters.

Although the forward-looking statements contained in this presentation are based upon information available at the time the statements are made and reflect the best judgment of our senior management, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expected results, including, among other things, those described in our filings with the Securities and Exchange Commission (“SEC”), including our annual report on form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of the U.S. economy generally or in specific geographic regions; the general political, economic, and competitive conditions in the markets in which we invest; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers' abilities to manage and stabilize properties; our ability to obtain financing arrangements on terms favorable to us or at all; the level and volatility of prevailing interest rates and credit spreads; reductions in the yield on our investments and an increase in the cost of our financing; general volatility of the securities markets in which we participate; the return or impact of current or future investments; allocation of investment opportunities to us by our Manager; increased competition from entities investing in our target assets; effects of hedging instruments on our target investments; changes in governmental regulations, tax law and rates, and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes and our exclusion from registration under the Investment Company Act; availability of desirable investment opportunities; availability of qualified personnel and our relationship with our Manager; estimates relating to our ability to make distributions to our stockholders in the future; hurricanes, earthquakes, and other natural disasters, acts of war and/or terrorism and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments; deterioration in the performance of the properties securing our investments that may cause deterioration in the performance of our investments and, potentially, principal losses to us; and difficulty or delays in redeploying the proceeds from repayments of our existing investments. These forward-looking statements apply only as of the date of this press release. We are under no duty to update any of these forward-looking statements after the date of this presentation to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as predictions of future events.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 590 Madison Avenue, 38th floor, New York, NY 10022, telephone 212-364-3200

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., 212-364-3200, investors@gpmortgagetrust.com.

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GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2018	December 31, 2017
ASSETS	(unaudited)
Loans held-for-investment	$2,364,647	$2,304,266
Available-for-sale securities, at fair value	12,814	12,798
Held-to-maturity securities	37,376	42,169
Cash and cash equivalents	72,070	107,765
Restricted cash	4,998	2,953
Accrued interest receivable	7,641	7,105
Deferred debt issuance costs	7,468	8,872
Prepaid expenses	198	390
Other assets	13,507	12,812
Total Assets	$2,520,719	$2,499,130
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$1,524,456	$1,521,608
Convertible senior notes	139,745	121,314
Accrued interest payable	5,280	3,119
Unearned interest income	57	197
Dividends payable	16,588	16,454
Other liabilities	6,237	6,817
Total Liabilities	1,692,363	1,669,509
10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 1,000 shares issued and outstanding, respectively	1,000	1,000
Stockholders’ Equity
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 43,437,059 and 43,235,103 shares issued and outstanding, respectively	434	432
Additional paid-in capital	830,366	829,704
Accumulated other comprehensive income	16	—
Cumulative earnings	43,386	28,800
Cumulative distributions to stockholders	(46,846)	(30,315)
Total Stockholders’ Equity	827,356	828,621
Total Liabilities and Stockholders’ Equity	$2,520,719	$2,499,130

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share data)

	Three Months Ended
	March 31,
	2018	2017
Interest income:	(unaudited)
Loans held-for-investment	$38,793	$22,638
Available-for-sale securities	272	246
Held-to-maturity securities	885	932
Cash and cash equivalents	27	2
Total interest income	39,977	23,818
Interest expense:
Repurchase agreements	16,194	4,756
Convertible senior notes	2,179	—
Note payable to affiliate	—	1,350
Interest expense	18,373	6,106
Net interest income	21,604	17,712
Other income:
Fee income	882	—
Total other income	882	—
Expenses:
Management fees	3,209	1,662
Servicing expenses	458	322
General and administrative expenses	4,232	2,273
Total expenses	7,899	4,257
Income before income taxes	14,587	13,455
Provision for income taxes	1	1
Net income	14,586	13,454
Dividends on preferred stock	25	—
Net income attributable to common stockholders	$14,561	$13,454
Basic earnings per weighted average common share(1)	$0.34	$—
Diluted earnings per weighted average common share(1)	$0.33	$—
Dividends declared per common share	$0.38	$—
Weighted average number of shares of common stock outstanding:
Basic	43,374,228	—
Diluted	50,467,978	—

Comprehensive income:
Net income attributable to common stockholders	$14,561	$13,454
Other comprehensive income, net of tax:
Unrealized gain on available-for-sale securities	16	80
Other comprehensive income	16	80
Comprehensive income attributable to common stockholders	$14,577	$13,534
(1) The Company has calculated earnings per share only for the period common stock was outstanding, referred to as the post-formation period. The Company has defined the post-formation period to be the period from the date the Company commenced operations as a publicly traded company on June 28, 2017 and on. Earnings per share is calculated by dividing the net income for the post-formation period by the weighted average number of shares outstanding during the post-formation period.

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended March 31, 2018
(unaudited)
Reconciliation of GAAP net income to Core Earnings:

GAAP Net Income	$14,561
Adjustments for non-core earnings:
Non-cash equity compensation	664
Core Earnings(1)	$15,225

Core Earnings per basic common share	$0.35
Basic weighted average shares outstanding	43,374,228

(1)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.